UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.      )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Trident Brands Incorporated
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

Common Stock, $.01 par value
(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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NOTICE OF ACTION BY WRITTEN CONSENT

 OF SHAREHOLDERS OF

TRIDENT BRANDS, INC.

April __, 2022

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

TO THE SHAREHOLDERS OF TRIDENT BRANDS, INC.:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THIS INFORMATION STATEMENT– YOU ARE NOT REQUIRED TO RESPOND OR TAKE ANY OTHER ACTION

FOR YOUR INFORMATION ONLY

Trident Brands, Inc. (“Trident”) is providing this notice to you because you hold Trident common stock. Trident has released materials for your information regarding the amendment of its certificate of incorporation to change its name and authorize a Series of Preferred Stock (the “Amendments”).

In addition to the hard copy of the information statement mailed to you, this notice provides instructions on how you can access on the internet Trident’s Information Statement in connection with the Amendments (the “Information Statement”). The Information Statement contains important information and we encourage you to review it. You may view the Information Statement online at http://www.viewproxy.com/Tridentbrands/2022.

Trident will effectuate the Amendment to (i) authorize the Preferred Stock on May 31, 2022, but not sooner than 20 calendar days after the mailing date of the Information Statement to our common stockholders and (ii) change the Company’s name on May 31, 2022, but not sooner than the later of (i) 20 calendar days after the mailing date of the Information Statement to our common stockholders and (ii) the completion of FINRA’s review of the corporate action related to the Company name change.

Trident is providing this Notice and the Information Statement FOR YOUR INFORMATION ONLY. You are NOT required to respond or take any other action. Trident is NOT soliciting proxy or other consent from you in connection with the Amendments. The materials are NOT a form for voting.

Materials Available to View: Information Statement Included with this mailing.

THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY YOU ARE NOT REQUIRED TO RESPOND OR TAKE ANY OTHER ACTION

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Notice is hereby given that shareholders holding more than a majority of the issued and outstanding shares of common stock (the “consenting shareholders”) of TRIDENT BRANDS, INC., a Nevada corporation (“we,” “our” or the "Company"), took action by written consent on March 30, 2022 to amend the Company’s Articles of Incorporation as follows:

1. Article I

NAME: The name of the corporation is: SOLNI Group, Inc.

2. Article IV.

Authorization of Capital Stock. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 104,432,320 shares, consisting of:

(i) 75,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock"); and

(ii) 29,432,320 shares of Preferred Stock, $0.001 par value per share ("Preferred Stock").

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

A. COMMON STOCK

1. Dividends and Other Distributions. Except as otherwise provided by the Nevada Law or this Certificate of Incorporation, the holders of Common Stock shall share ratably in all dividends as may from time to time be declared by the Board of Directors of the Corporation in respect of the Common Stock out of funds legally available for the payment thereof and payable in cash, stock or otherwise, and in all other distributions (including, without limitation, the dissolution, liquidation and winding up of the Corporation), whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise, after payment of liabilities.

2. Preemptive Rights. Other than pursuant to a written agreement between the Corporation and a holder of Common Stock, no holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation, whether now or hereafter authorized.

3. Voting Rights. Except as otherwise provided by the Nevada Law or this Certificate, each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

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B. PREFERRED STOCK

4. Issuance and Reissuance. The Preferred Stock may be issued from time to time and in one or more series. By resolution adopted by the affirmative vote of at least a majority of the total number of Directors then in office, the Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of Directors then in office, originally fixing the number of shares constituting any series of Preferred Stock to increase or decrease (but not below the number of shares of any such series of Preferred Stock, then outstanding) the number of shares of any such series of Preferred Stock and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions granted to or imposed upon, any such series of Preferred Stock may be made dependent upon facts ascertainable outside the resolutions or resolutions providing for the issue of such Preferred Stock, adopted by the affirmative vote of at least a majority of the total number of Directors then in office, provided that the manner in which such facts shall operate upon the powers, preferences and rights of, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Any of the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to or imposed upon, such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the affirmative vote of at least a majority of the total number of Directors then in office.

The Board of Directors has fixed the close of business on March 30, 2022 as the record date for determination of consenting shareholders and the shareholders entitled to notice of the action taken by written consent by the consenting shareholders.

Board of Directors

Trident Brands, Inc.

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VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Vote Required for Approval

Applicable Nevada law permits a Nevada corporation to amend its certificate of incorporation (to change its name and to create a Series of Preferred Stock) upon approval by the Board of Directors and the vote of stockholders holding a majority of the voting power of the common shares. Section 78.320 of the NRS permits any action that is required to be taken at a meeting of stockholders to be taken without a meeting if the action is taken by stockholders holding a majority of the voting power.

Likewise, the Company’s Bylaws authorizes any action required to be taken at a meeting of stockholders to be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under our Articles of Incorporation, each outstanding share of our common stock is entitled to one vote on each matter submitted to a vote of stockholders.

The creation of the Series A Preferred Stock and the change of the Company’s name was adopted by our Board of Directors and by the Majority Stockholders in accordance with applicable Nevada law and our Bylaws.

The Majority Stockholders, who have consented in writing to approve the creation of the Series A Preferred Stock and the change of the Company’s name, collectively own approximately 53% of our issued and outstanding common stock, and the Company has no outstanding voting securities aside from its common stock.

Accordingly, no additional votes are required or necessary to adopt the amendments to create the Series A Preferred Stock and change the Company’s name, and none are being solicited hereunder. There are no voting agreements or other arrangements among the Majority Stockholders with respect to the creation of the Series A Preferred Stock or the name change or with respect to any other matter.

Effective Date of Actions

Pursuant to Reg. Section 240.14c-2(b) of the Securities and Exchange Commission (the “Commission”), the authorization of the Series A Preferred Stock will not be effective until 20 calendar days after the mailing date of our definitive Information Statement to our common stockholders. The increase in our authorized shares will become effective on May 31, 2022.

Pursuant to the requirements of the Securities Exchange Axt of 1934, as amended, the corporate name change will not be effective until the later of (i) 20 calendar days after the mailing date of our definitive Information Statement to our common stockholders and (ii) the completion of FINRA’s review of the corporate action related to the Company name change. Subject to compliance with these requirements, the name change will be effective May 31, 2022.

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DISSENTERS’ RIGHTS OF APPRAISAL

The NRS does not provide any dissenters’ rights with respect to the increase in our authorized shares. Therefore, no dissenters’ rights of appraisal will be given in connection therewith.

The Company’s Articles of Incorporation, as amended, are being amended as described below. A brief description of the reasons for the amendment is also set forth below.

ARTICLE I

Article I is being amended to change the name of the Company to: SOLNI Group, Inc. The Company is changing the Company name to comply with the terms of a settlement agreement entered into as a result of a claim by a third party that the Company was infringing on its trade/service marks. The Company’s Board of Directors believes it is in the best interest of the Company to comply with the settlement agreement.

ARTICLE IV

Authorization of Preferred Stock

The Board of Directors and consenting shareholders approved an amendment to Article IV of our Articles of Incorporation to authorize the issuance of up to 29,432,320 shares of Preferred Stock (“Preferred Stock”).

Following the effective date of the Amendment, Article IV will read in its entirety as follows:

Article IV. Authorization of Capital Stock. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 104,432,320 shares, consisting of:

(i) 75,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock"); and

(ii) 29,432,320 shares of Preferred Stock, $0.001 par value per share ("Preferred Stock").

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

A. COMMON STOCK

1. Dividends and Other Distributions. Except as otherwise provided by the Nevada Law or this Certificate of Incorporation, the holders of Common Stock shall share ratably in all dividends as may from time to time be declared by the Board of Directors of the Corporation in respect of the Common Stock out of funds legally available for the payment thereof and payable in cash, stock or otherwise, and in all other distributions (including, without limitation, the dissolution, liquidation and winding up of the Corporation), whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise, after payment of liabilities.

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2. Preemptive Rights. Other than pursuant to a written agreement between the Corporation and a holder of Common Stock, no holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation, whether now or hereafter authorized.

3. Voting Rights. Except as otherwise provided by the Nevada Law or this Certificate, each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

B. PREFERRED STOCK

4. Issuance and Reissuance. The Preferred Stock may be issued from time to time and in one or more series. By resolution adopted by the affirmative vote of at least a majority of the total number of Directors then in office, the Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of Directors then in office, originally fixing the number of shares constituting any series of Preferred Stock to increase or decrease (but not below the number of shares of any such series of Preferred Stock, then outstanding) the number of shares of any such series of Preferred Stock and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions granted to or imposed upon, any such series of Preferred Stock may be made dependent upon facts ascertainable outside the resolutions or resolutions providing for the issue of such Preferred Stock, adopted by the affirmative vote of at least a majority of the total number of Directors then in office, provided that the manner in which such facts shall operate upon the powers, preferences and rights of, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Any of the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to or imposed upon, such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the affirmative vote of at least a majority of the total number of Directors then in office.

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The Board of Directors recommended the authorization of the Preferred Stock because the Company entered into an agreement with Fengate Trident LP, a lender to the Company, under which Fengate has agreed to accept 29,432,320 shares of Preferred Stock in full and complete satisfaction of principal and accrued interest in the aggregate amount of $17,659,392. Please see the Company’s Current Report filed with the SEC on December 1, 2020 for a complete description of the transaction under which 29,432,320 shares of Preferred Stock will be issued to Fengate in full and complete satisfaction of principal and accrued interest in the aggregate amount of $17,659,392.

Based on the approval of the consenting shareholders, the Board of Directors will cause our certificate of incorporation to be amended to authorize 29,432,320 shares of Preferred Stock. Subsequent to the effective date of this Amendment, The Board of Directors will adopt a Certificate of Designations of Series A Preferred Stock which will set forth the particular terms and conditions of the Series A Preferred Stock being authorized by the amendment of Article IV of our Certificate of Incorporation.

The authorization and number of Preferred Shares was determined by the Company’s Board of Directors, and approved by the consenting shareholders. The Preferred Stock will (i) be voting shares, with the same voting rights as common shares, except the Preferred Stock will have no vote in respect of election of directors, (ii) be entitled to such dividends as the Board of Directors of the Company may in its discretion declare (and no dividends may be declared on the Company’s other classes of shares unless a dividend is declared on the Preferred Stock), (iii) have a preference in liquidation ahead of all other classes of Company shares, (iv) be entitled upon a sale of the Company to receive the consideration that would be payable in respect of that number of shares of common stock of the Company equal to the number of shares of Preferred Stock (on a one-for one basis with the Company common stock).

The issuance of the Preferred Shares will dilute the interests of the Common stockholders in the proceeds arising from any sale of the Company. However, the Board of Directors of the Company believes that the authorization and issuance of the Preferred Shares is in the best interests of the Company and its shareholders because such issuance will reduce the Company’s indebtedness by the amount of $17,659,392 (which values the Preferred Shares at $.60 per share). The Board of Directors believes that the receipt of $17,659,392 in value (through discharge of indebtedness) represents an amount that is at least equal to the fair value of the Preferred Shares

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the authorization of the Preferred Stock or name change that is not shared by all stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table provides information concerning beneficial ownership of our common stock as of March 30, 2022, for each director individually, (i) all directors and executive officers as a group, and (ii) each person known by us to beneficially own more than 5% of our outstanding common stock.

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The address for our executive officers and directors is in care of Trident Brands, Inc., 433 Plaza Real, Suite 275, Boca Raton, FL 33432.

Name of Beneficial Owner(1)(2)	Amount and Nature of Beneficial Ownership	Percent of Class
Brad Caister (5)	1,403,000	3.99%
2373539 Ontario Inc	3,000,000	8.54%
Red Halo, LLC (3)	1,100,000	3.13%
Anthony Pallante (4) (6)	1,891,724	5.38%
Francesca Pallant	3,000,000	8.54%
St Paul Capital Limited (4)	6,500,000	18.5%
Paul Paletta	1,200,000	3.41%
Nicholas Pallante	400,000	1.14%
Anthony P. Pallante	400,000	1.14%
All Directors and executive officers as a group (2 persons) (5)	9,491,724	27.01%

* Less than one percent (1%).

(1)

Based upon information furnished by the persons listed. Except as otherwise noted, all persons have sole voting and investment power over the shares listed. A person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

(2)	As of March 30, 2022 the Company had approximately 33,311,887shares issued and outstanding.

(3)	The beneficial owner is Michael Friedman, President, CEO and a Director of the Company.

(4)	The beneficial owner is Anthony Pallante, the Chairman of the Board of the Company.

(5)	Includes options to purchase 300,000 shares of common stock which are exercisable within 60 days.

(6)	Includes options to purchase 750,000 shares of common stock which are exercisable within 60 days.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person. Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person. At the present time there are no outstanding options or warrants.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless the Company has received contrary instructions from one or more of the stockholders, only one copy of our definitive Information Statement will be delivered to multiple common stockholders sharing the same address.  The Company will, upon written or oral request, mail a separate copy of the definitive Information Statement to common stockholders at a shared address to which a single copy of the document was delivered.  A stockholder who wishes to receive a separate copy of the definitive Information Statement may direct his/her/its request to:  Peter salvo, psalvo@trdientbrands.com, 433 Plaza Real, Suite 275, Boca Raton, FL 33432. Our telephone number is 561-962-4122.  Stockholders who receive multiple copies of the definitive Information Statement at the same address, and who would like to receive only a single copy of Company communications may do so by making a written or oral request at the above-referenced addresses or telephone number.

Thank you for your support

Trident Brands, Inc.

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